INVESTMENT ADVISORY AGREEMENT
                        (As Amended on September 9, 2002)


       THIS AMENDED INVESTMENT ADVISORY AGREEMENT this "Agreement") is made this 9th day of September, 2002, between FMI MUTUAL FUNDS, INC., a Wisconsin corporation (the "Company"), and FIDUCIARY MANAGEMENT, INC., a Wisconsin corporation (the "Adviser").

                                    RECITALS:

       A. The Company is currently registered with the Securities and Exchange Commission under the Investment Company Act of 1940 (the "Act") as an open-end management investment company consisting of multiple series.

       B. The Company desires to retain the Adviser, which is an investment adviser registered under the Investment Advisers Act of 1940, as the investment adviser for each series that approves the adoption of this Agreement (each an "Approving Fund", and, collectively, the "Approving Funds"). The Approving Funds are set forth on Schedule A.

       C. The Adviser is responsible for the day-to-day management and overall administration of each Approving Fund and the coordination of investment of each Approving Fund's assets in portfolio securities. However, specific portfolio purchases and sales for each Approving Fund's investment portfolio, or a portion thereof, are normally to be made by advisory organizations recommended and selected by the Adviser, subject to the approval of the Board of Directors of the Company.

       D. On behalf of the FMI Provident Trust Strategy Fund, an Approving Fund, the Company and the Adviser are entering into a Sub-Advisory Agreement with a new portfolio manager. In connection with the Company and the Adviser retaining a new portfolio manager for the FMI Provident Trust Strategy Fund, the Company and the Adviser are amending this Agreement to reduce the advisory fee to be paid to the Adviser for managing the investment of the assets of the FMI Provident Trust Strategy Fund and to modify the reimbursement obligations of the Adviser respecting expenses of the FMI Provident Trust Strategy Fund.

                                   AGREEMENT:

       WHEREAS, the Adviser and the Company desire to amend this Agreement in connection with them entering into a Sub-Advisory Agreement with a new portfolio manager for the FMI Provident Trust Strategy Fund;

       NOW, THEREFORE, the Company and the Adviser do mutually promise and agree as follows:

       1. Employment. The Company hereby employs the Adviser to manage the investment and reinvestment of the assets of each of the Approving Funds and to administer each of their business and administrative operations, subject to the direction of the Board of Directors of the Company (the "Board of Directors") and the officers of the Company, for the period and on the terms set forth in this Agreement. The Adviser hereby accepts such employment for the compensation herein provided and agrees during such period to render the services and to assume the obligations herein set forth.

       2. Authority of the Adviser. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Company or any of the Approving Funds in any way or otherwise be deemed an agent of the Company or any of the Approving Funds. However, one or more shareholders, officers, directors or employees of the Adviser may serve as directors and/or officers of the Company, but without compensation or reimbursement of expenses for such services from the Company. Nothing herein contained shall be deemed to require the Company to take any action contrary to its Articles of Incorporation, as amended, restated or supplemented, or any applicable statute or regulation, or to relieve or deprive the Board of Directors of its responsibility for and control of the affairs of each of the Approving Funds.

       3. Obligations of and Services to be Provided by the Adviser. The Adviser undertakes to provide the services hereinafter set forth and to assume the following obligations:

       a.     Management and Administrative Services.

              (i) The Adviser shall furnish to the Company adequate office space, which may be space within the offices of the Adviser or in such other place as may be agreed upon from time to time, and all office furnishings, facilities and equipment as may be reasonably required for performing services relating to advisory, research, asset allocation, portfolio manager selection and evaluation activities and otherwise managing and administering the business and operations of each Approving Fund.

              (ii) The Adviser shall employ or provide and compensate the executive, administrative, secretarial and clerical personnel necessary to supervise the provision of the services set forth in sub-paragraph 3(a)(i) and shall bear the


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

       expense of providing such services, except as provided in Section 4 of this Agreement. The Adviser shall also compensate all officers and employees of the Company who are officers or employees of the Adviser or its affiliated companies.

       b.     Investment Management Services.

              (i) The Adviser shall, subject to and in accordance with the investment objective and policies of each Approving Fund and any directions which the Board of Directors may issue to the Adviser, have overall responsibility for the general management and investment of the assets and securities portfolios of each Approving Fund.

              (ii) The Adviser may delegate its investment responsibilities under sub-paragraph 3(b)(i) with respect to any Approving Fund or segments thereof to one or more persons or companies ("Portfolio Manager[s]") pursuant to an agreement between the Adviser, the Company and any such Portfolio Manager ("Sub-Advisory Agreement"). Each Sub-Advisory Agreement may provide that the applicable Portfolio Manager, subject to the control and supervision of the Board of Directors and the Adviser, shall have full investment discretion for the Approving Fund in question, shall make all determinations with respect to the investment of such Approving Fund's assets assigned to it and the purchase and sale of portfolio securities with those assets, and shall take such steps as may be necessary to implement its investment decisions. Any delegation of duties pursuant to this paragraph shall comply with any applicable provisions of Section 15 of the Act, except to the extent permitted by any exemptive order of the Securities and Exchange Commission or similar relief. The Adviser shall not be responsible or liable for the investment merits of any decision by a Portfolio Manager to purchase, hold or sell a security for any Approving Fund's portfolio.

              (iii) The Adviser shall develop overall investment programs and strategies for each of the Approving Funds, or segments thereof, shall revise such programs as necessary, and shall monitor and report periodically to the Board of Directors concerning the implementation of the programs.

              (iv) The Adviser shall research and evaluate each potential Portfolio Manager and shall advise the Board of Directors of the potential Portfolio Managers that the Adviser believes are best-suited to invest the assets of each Approving Fund; shall monitor and evaluate the investment performance of each Portfolio Manager; shall determine the portion of each Approving Fund's assets to be managed by a Portfolio Manager; shall recommend changes or additions of Portfolio Managers when appropriate; and shall coordinate the investment activities of all of the Portfolio Managers.



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

              (v) The Adviser shall be solely responsible for paying the fees of any Portfolio Manager.

              (vi) The Adviser shall render to the Board of Directors such periodic reports concerning the business and investments of each of the Approving Funds as the Board of Directors shall reasonably request.

       c.     Information for Preparation of Filings.

              The Adviser will make available and provide financial, accounting and statistical information required by each Approving Fund for the preparation of registration statements, reports and other documents required by federal and state securities laws, and such other information as any Approving Fund may reasonably request for use in the preparation of such documents or of other materials necessary or helpful for the underwriting and distribution of such Approving Fund's shares.

       d.     Provision of Personnel.

              The Adviser shall make available its officers and employees to the Board of Directors and officers of the Company for consultation and discussions regarding the administration and management of the Company and its investment activities.

       4. Expenses. The Adviser shall not be required to pay any expenses of any of the Approving Funds except as provided herein; provided, however, that if the aggregate annual operating expenses, including the Adviser's fee and the fees paid to any such Approving Fund's Administrator but excluding all federal, state and local taxes, interest, brokerage commissions and other costs incurred in connection with the purchase or sale of portfolio securities and extraordinary items, in any year exceed that percentage of the average net assets of such Approving Fund for such year, as determined by valuations made as of the close of each business day of the year, which is the most restrictive percentage provided by the state laws of the various states in which such Approving Fund's shares are qualified for sale or, if the states in which such Approving Fund's shares are qualified for sale impose no such restrictions, 2% (1.3% for periods prior to October 15, 2003, except with respect to the FMI Provident Trust Strategy Fund, for which reimbursement will be as set forth below), then the Adviser's fee shall be reduced as hereinafter provided. The expenses of each Approving Fund's operations borne by such Approving Fund include by way of illustration and not limitation, directors fees paid to those directors who are not officers of the Company, the costs of preparing and printing registration statements required under the Securities Act of 1933 and the Act (and amendments thereto), the expense of registering its shares with the Securities and Exchange Commission and in the various states, the printing and distribution cost of prospectuses mailed to existing shareholders, the cost of stock certificates (if any), director and officer liability insurance, reports to shareholders, reports to government authorities and proxy statements, interest charges, taxes, legal expenses, salaries of administrative and clerical personnel, association membership dues, auditing and accounting services, insurance premiums, brokerage and other expenses connected with the


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

execution of portfolio securities transactions, fees and expenses of the custodian of such Approving Fund's assets, expenses of calculating the net asset value and repurchasing and redeeming shares, printing and mailing expenses, charges and expenses of dividend disbursing agents, registrars and stock transfer agents and the cost of keeping all necessary shareholder records and accounts.

       Until October 15, 2003, the Adviser will reimburse the FMI Provident Trust Strategy Fund:

       o for expenses in excess of 1.2% of the fund's first $20,000,000 in average daily net assets;

       o for expenses in excess of 1.1% of the fund's next $10,000,000 in average daily net assets;

       o for expenses in excess of 1.0% of the fund's next $20,000,000 in average daily net assets;

       o for expenses in excess of 0.9% of the fund's next $50,000,000 in average daily net assets; and

       o for expenses in excess of 0.8% of the fund's average daily net assets in excess of $100,000,000.

       The Company shall monitor the expense ratio of each Approving Fund on a monthly basis. If the accrued amount of the expenses of any Approving Fund exceeds the expense limitation established herein, the Company shall create an account receivable from the Adviser in the amount of such excess. In such a situation the monthly payment of the Adviser's fee will be reduced by the amount of such excess, subject to adjustment month by month during the balance of the Company's fiscal year if accrued expenses thereafter fall below the expense limitation.

       5. Compensation of the Adviser. For the services to be rendered by the Adviser hereunder, the Company, through and on behalf of each Approving Fund, shall pay to the Adviser an advisory fee, paid monthly, based on the average net assets of such Approving Fund, as determined by valuations made as of the close of each business day of the month. The advisory fee for each Approving Fund shall be set forth on Schedule A. For any month in which this Agreement is not in effect for the entire month with respect to an Approving Fund, such fee shall be reduced proportionately on the basis of the number of calendar days during which it is in effect and the fee computed upon the average net assets of such Approving Fund on the business days during which it is so in effect.

       6. Ownership of Shares of the Approving Funds. The Adviser shall not take an ownership position in any of the Approving Funds, and shall not permit any of its shareholders, officers, directors or employees to take a long or short position in the shares of any of the


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

Approving Funds, except for the purchase of shares of any such Approving Fund for investment purposes at the same price as that available to the public at the time of purchase or in connection with the initial capitalization of any such Approving Fund.

       7. Exclusivity. The services of the Adviser to the Approving Funds hereunder are not to be deemed exclusive and the Adviser shall be free to furnish similar services to others as long as the services hereunder are not impaired thereby. During the period that this Agreement is in effect, and except as herein provided, the Adviser shall be the sole investment adviser of each Approving Fund.

       8. Liability. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to any of the Approving Funds or to any shareholder of any of the Approving Funds for any act or omission in the course of, or connected with, rendering services hereunder, or for any losses that may be sustained in the purchase, holding or sale of any security.

       9. Brokerage Commissions. The Adviser, subject to the control and direction of the Board of Directors, and any applicable Portfolio Manager(s), subject to the control and direction of the Board of Directors and the Adviser, shall have authority and discretion to select brokers and dealers to execute portfolio transactions for each Approving Fund and for the selection of the markets on or in which the transactions will be executed. The Adviser or the applicable Portfolio Manager(s) may cause the Approving Fund in question to pay a broker-dealer which provides brokerage and research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934 (the "Exchange Act"), to the Adviser or the Portfolio Manager(s) a commission for effecting a securities transaction in excess of the amount another broker-dealer would have charged for effecting such transaction, if the Adviser or the Portfolio Manager determines in good faith that such amount of commission is reasonable in relation to the value of brokerage and research services provided by the executing broker-dealer viewed in terms of either that particular transaction or his overall responsibilities with respect to the accounts as to which he exercises investment discretion (as defined in Section 3(a)(35) of the Exchange Act). The Adviser shall provide such reports as the Board of Directors may reasonably request with respect to each Approving Fund's total brokerage and the manner in which that brokerage was allocated.

       10. Code of Ethics. The Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Act and has provided the Company with a copy of the code of ethics and evidence of its adoption. Upon the written request of the Company, the Adviser shall permit the Company to examine the reports required to be made by the Adviser pursuant to Rule 17j-1(d)(1).

       11. Amendments. This Agreement may be amended by the mutual consent of the parties; provided, however, that in no event may it be amended without the approval of the Board


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

of Directors in the manner required by the Act, and, if required by the Act, by the vote of the majority of the outstanding voting securities of each Approving Fund, as defined in the Act.

       12. Termination. This Agreement may be terminated with respect to any Approving Fund at any time, without the payment of any penalty, by the Board of Directors or by a vote of the "majority" of the outstanding voting securities of such Approving Fund, as defined in the Act, upon giving sixty (60) days' written notice to the Adviser. This Agreement may be terminated by the Adviser with respect to all of the Approving Funds or any one or more of the Approving Funds at any time upon the giving of sixty (60) days' written notice to the Company. This Agreement shall terminate automatically in the event of its assignment (as defined in Section 2(a)(4) of the Act). Subject to prior termination as hereinbefore provided, this Agreement shall continue in effect for an initial period beginning on October 15, 2001 and ending on October 15, 2003 and indefinitely thereafter, but only so long as the continuance after such initial period is specifically approved annually by (i) the Board of Directors or by the vote of the "majority" of the outstanding voting securities of the Company, as defined in the Act, and (ii) the Board of Directors in the manner required by the Act.

                                       ***

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day first above written.

                                             FIDUCIARY MANAGEMENT, INC.
                                             (the "Adviser")


                                             By: [an authorized officer]
                                                 -------------------------------



                                             FMI MUTUAL FUNDS, INC.
                                             (the "Company")


                                             By: [an authorized officer]
                                                 -------------------------------


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                                   SCHEDULE A


                                                 COMPENSATION (AS A % OF
NAME OF THE FUND                                 AVERAGE DAILY NET ASSETS)
----------------                                 -------------------------
FMI PROVIDENT TRUST STRATEGY FUND                0.75%  $0-$30,000,000
                                                 0.65%  $30,000,001-$100,000,000
                                                 0.60%  Over $100,000,000
FMI WINSLOW GROWTH FUND                          1.00%
FMI WOODLAND SMALL CAPITALIZATION VALUE FUND     1.00%
FMI SASCO CONTRARIAN VALUE FUND                  1.00%
FMI KNAPPENBERGER BAYER EMERGING GROWTH FUND     1.00%